Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-166320 on Form S-1 of our report dated March 26, 2010, relating to the financial statements of Campbell Strategic Allocation Fund, L.P. and of our report dated April 26, 2010, relating to the statement of financial condition of Campbell Global Trend Fund, L.P. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 15, 2010